Exhibit 99.1

ContextLogic Appoints Paul S. Levy to Board of Directors

OAKLAND, Calif., April 1, 2026 (GLOBE NEWSWIRE) -- ContextLogic Holdings Inc. (OTCQB: LOGC) (“ContextLogic,” the “Company,” “we” or “our”), a business ownership platform focused on acquiring and building a portfolio of high-quality, long-duration businesses, today announced that its Board of Directors (“the Board”) has appointed Paul S. Levy as an independent director.

Mr. Levy was named a member of the Audit Committee. Similar to the directors affiliated with Abrams Capital and BC Partners, Mr. Levy will be waiving any compensation for his role as a director.

Mr. Levy founded JLL Partners, a leading middle-market private equity firm, in 1988, where he has overseen investments across a wide range of industries and market cycles as a Managing Director.

“I am pleased to welcome Paul to our Board,” said Raja Bobbili, Chairman of the ContextLogic Board. “Paul brings forty years of experience partnering with management teams to build enduring businesses, exactly as we hope to do here at ContextLogic. Importantly, Paul is also a significant shareholder, reinforcing the ownership-driven culture we are building at ContextLogic.”

Mr. Levy currently serves on the board of Loar Holdings Inc., an acquisition-driven aerospace platform. He has also served on numerous public and private company boards, including as Chairman of Builders FirstSource, Inc., bringing deep experience in scaling companies and overseeing complex acquisitions.

Earlier in his career, Mr. Levy was a Managing Director at Drexel Burnham Lambert, where he led the firm’s restructuring and exchange offer business, and he has held senior executive roles including as Chief Executive Officer of Yves Saint Laurent, Inc.

“I am excited to join ContextLogic at this pivotal moment,” said Mr. Levy. “Over the course of my career, I’ve encountered very few models like this, particularly in the public markets. The Company’s focus on long-term ownership, operational autonomy, and alignment between operators and owners is both uncommon and powerful, and I look forward to helping realize its long-term potential.”

Mr. Levy holds a B.A. from Lehigh University and a J.D. from the University of Pennsylvania Law School.

About ContextLogic Holdings Inc.

ContextLogic is a publicly-traded business ownership platform established to own a collection of niche, competitively advantaged, long-duration businesses. Each business operates with meaningful autonomy under world-class management teams whose incentives are tightly aligned with those of the Company’s shareholders, supported by a governance structure that creates direct accountability between operators and owners. For more information about ContextLogic, please visit www.contextlogic.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding Paul Levy’s impact at ContextLogic. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “foresees,” “forecasts,” “guidance,” “intends” “goals,” “may,” “might,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include but are not limited to: future financial performance; future liquidity and operating expenditures; financial condition and results of operations; enforceability of transfer restrictions and occurrence of an ownership change with the result that ContextLogic’s ability to use its net operating losses could be severely limited; future legislation resulting in ContextLogic being unable to realize the benefits of the tax attributes; ContextLogic’s ability to make use of the existing benefits of the tax attributes because ContextLogic may not generate taxable income; risks related to any future acquisition of a business or assets; currently pending or future litigation; risks if we are deemed to be an investment company under the Investment Company Act of 1940; the effect of new accounting pronouncements; competitive changes in the marketplace and other characterizations of future events or circumstances; and the other important factors discussed in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect ContextLogic’s results is included in its filings with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K for the year ended December 31, 2025 and other reports that ContextLogic files with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by ContextLogic in this news release speaks only as of the day on which ContextLogic makes it. ContextLogic assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Investor Relations:

Lucy Simon, CLHI

ir@contextlogic.com